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                                                                   Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in this Registration Statement and related Prospectus pertaining to the Becton, Dickinson and Company 1995 Stock Option Plan of our report dated November 8, 1994, with respect to the consolidated financial statements and schedules of Becton, Dickinson and Company included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------
                                             ERNST & YOUNG LLP

Hackensack, New Jersey
March 29, 1995